Exhibit 10.64

STOCK OPTION AGREEMENT, made as of the 1st day of December, 2015, between BIORESTORATIVE THERAPIES, INC., a Delaware corporation (the “Company”), and JOHN M. DESMARAIS (the “Optionee”).

___________________

WHEREAS, the Optionee serves as a director of the Company; and

WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase shares of Common Stock of the Company under and pursuant to the terms and conditions of the Company’s 2010 Equity Participation Plan (the “Plan”) and upon and subject to the following terms and conditions:

1.                  GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase up to Fifteen Thousand (15,000) shares of Common Stock of the Company (the “Option Shares”) during the following periods:

(a)                All or any part of Five Thousand (5,000) shares of Common Stock may be purchased during the period commencing at 12:01 A.M. on December 1, 2016 and terminating at 5:00 P.M. on December 1, 2025 (the “Expiration Date”).

(b) All or any part of Five Thousand (5,000) shares of Common Stock may be purchased during the period commencing at 12:01 A.M. on December 1, 2017 and terminating at 5:00 P.M. on the Expiration Date.

(c) All or any part of Five Thousand (5,000) shares of Common Stock may be purchased during the period commencing at 12:01 A.M. on December 1, 2018 and terminating at 5:00 P.M. on the Expiration Date.

2.                  NATURE OF OPTION. The Option is not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to “incentive stock options”.

3.                  EXERCISE PRICE. The exercise price of each of the Option Shares shall be Four Dollars Forty Cents ($4.40) (the “Exercise Price”). The Company shall pay all original issue or transfer taxes on the exercise of the Option.

4.                  EXERCISE OF OPTIONS. (a) The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise and payment of the Exercise Price as provided for in the Plan, the Company shall tender to the Optionee a certificate issued in the Optionee’s name evidencing the number of Option Shares covered thereby.

(b)               The Company agrees that, as contemplated in Section 13(b) of the Plan, the Optionee may elect to have the Company reduce the number of Option Shares otherwise issuable by a number of Option Shares having a Fair Market Value (as defined in the Plan) equal to the exercise price of the Option being exercised. In the event of such election, the Company shall issue to the Optionee a number of Option Shares computed using the following formula:

X	= Y (A-B)

A

Where X	= the number of Option Shares to be issued to the Optionee

Y	= the number of Option Shares subject to this Option (or the portion thereof being cancelled)

A	= the Fair Market Value of one Option Share

B	= the Exercise Price

5.                  TRANSFERABILITY. The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee’s lifetime, shall not be exercisable by any person other than the Optionee.

6.                  TERMINATION OF DIRECTORSHIP. To the extent the Option becomes exercisable, the Option shall remain exercisable until twelve (12) months following any subsequent termination of directorship with the Company or its subsidiaries for any reason whatsoever but in no event shall the Option be exercisable after the Expiration Date.

7.                  INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

8.                  NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Chief Executive Officer, and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

9.                  BINDING EFFECT. This Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

10.              ENTIRE AGREEMENT. This Stock Option Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

11.              GOVERNING LAW. This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding choice of law rules thereof.

12.              EXECUTION IN COUNTERPARTS. This Stock Option Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

13.              FACSIMILE SIGNATURES. Signatures hereon which are transmitted via facsimile, or other electronic image, shall be deemed original signatures.

14.              INTERPRETATION; HEADINGS. The provisions of this Stock Option Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto. The headings and captions under sections and paragraphs of this Stock Option Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Stock Option Agreement.

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

BIORESTORATIVE THERAPIES, INC.

By:  ___________________________

Name: Mark Weinreb

Title: Chief Executive Officer

___________________________

Signature of Optionee

John M. Desmarais

Name of Optionee

230 Park Avenue

New York, New York 10169

Address of Optionee